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Exhibit 99.1

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INTERSIL TO SELL DISCRETE POWER BUSINESS

- Sale completes Intersil's transition to a leading communications integrated circuit supplier
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IRVINE, CA., January 22, 2001 - Intersil Corporation (NASDAQ: ISIL) announced today that it has entered into a definitive agreement to sell its discrete power business to Fairchild Semiconductor International (NYSE: FCS) for approximately $338 million in cash, completing its transition to a company focused on wireless access and communications analog markets. Intersil anticipates a one-time gain during the quarter ending March 30 and will use proceeds for complementary communications acquisitions, alliances and product development efforts.

"The sale of the discrete power business completes our transition to a communications company and allows us to focus our resources and energy on wireless access and communications analog - two of the fastest growing segments of the semiconductor industry today," said Greg Williams, Intersil's President and CEO. "Total revenue for Intersil's remaining businesses grew approximately 50% during calendar 2000, and our focus on high-growth communications markets allows our gross margins to improve to greater than 50%. What's more, our wireless access business grew more than 200% in 2000, and we've completed several acquisitions, strategic investments and internal product developments that position the company for future growth over the next several years."

Intersil's wireless access business is expected to approach 40% of total revenue in 2001 as the company has taken several steps that position the company at the very heart of high-data-rate wireless connectivity - wirelessly connecting people at work, on the go and at home. Intersil is the world's leading semiconductor supplier of 11 megabit per second (Mbps) wireless networking solutions within offices, public places and homes, and recently announced plans to expand its PRISM(R) Wireless family to include 5GHz, 54Mbps wireless LAN solutions. Through its recent acquisition of broadband wireless access leader SiCOM, Inc., Intersil has also added competencies to enable wireless point-to-point transmissions at speeds up to 155Mbps. Rounding out Intersil's wireless access business is the company's CommLink(TM) family of digital radios for next generation cellular basestations.

"Our wireless access business is complemented by a communications analog business which ranks as a leading U.S. analog company," noted Williams. "Intersil high-precision, communications analog solutions include the company's Endura(TM) family of power management products as well as communications integrated circuits for wired telecommunications and networking applications. In the very near future, we plan to expand Intersil's power management leadership into broadband gateways and Internet appliances. Intersil's communications analog business grew by more than 60% in 2000, and continues to gain share in targeted markets.

"We feel that our discrete power business is a good fit within Fairchild Semiconductor, given their commitment to the power business and their multi-market focus," said Williams. "This sale strengthens the ability of each company to capitalize on its core competencies and we believe it is a positive move for Intersil, Fairchild and our customers."

The discrete power sale includes the company's portfolio of discrete power products and associated intellectual property as well as its Mountaintop, Pennsylvania-based design, manufacturing and support operation. The company's discrete power business is comprised of around 650 employees in design engineering, manufacturing and sales and achieved revenues in the quarter ending September 29, 2000 of $52.5 million. Intersil's discrete power product portfolio includes insulated gate bipolar transistors (IGBTs), metal oxide semiconductor field effect transistors (MOSFETs) and rectifier product families. Transition teams comprised of employees from both companies will work to ensure as seamless a transaction as
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possible for Intersil's discrete power customers during the sale.

Intersil anticipates that the transaction will be finalized during the first quarter of 2001. Following completion of the discrete power sale, the company will report revenue under the new wireless access and communications analog business groups that reflect the completion of Intersil's transition to a communications semiconductor company.

"Intersil is well positioned with the skills and engineering talent necessary to take advantage of the tremendous growth opportunities in communications," added Williams. "The company's RF, DSP, analog and mixed-signal competencies coupled with strong customer alliances make Intersil a global force in an exciting, communications-driven future."

About Intersil
Irvine, California-based Intersil is a leading supplier of semiconductors, reference designs and software for wireless access and communications analog markets. Intersil applies analog, mixed-signal and radio frequency (RF) expertise to the development of products tailored for high-growth communications markets. For more information about Intersil, visit the company's Internet homepage at www.intersil.com.

This press release contains statements relating to certain projections and business trends concerning the wireless access and communications markets, as well as statements concerning the impact on Intersil Holding Corporation ("Intersil") of the sale of the discrete products business, that are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current expectations, estimates, beliefs, assumptions, and projections about our business and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "guidance," and variations of these words or similar expressions are intended to identify forward looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Important risk factors that may cause such material differences for Intersil in connection with the wireless access and communications markets, as well as in connection with the business forecasts of Intersil without the discrete power business, include, but are not limited to, the rate at which our present and future customers and end-users adopt Intersil's wireless access and communications technologies and products; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the timely development, production, qualification, acceptance, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the inability to retain and motivate key employees; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes; the inability to obtain and realize the benefits expected as the result of the divestiture of our discrete products business, such as greater strategic focus on growth in the wireless access and communications markets; the inability to match or exceed the revenues and cash flows from the discrete power business from our other businesses; as well as other risk factors detailed from time to time in Intersil's filings with the U.S. Securities & Exchange Commission ("SEC") which you may obtain for free at the SEC's website www.sec.gov. These forward-looking statements are made only as of the date of this press release and Intersil undertakes no obligation to update or revise these forward-looking statements.

PRISM is a registered trademark and Endura and CommLink are trademarks of Intersil Corporation.

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